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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                 SONICPORT, INC.

                              A NEVADA CORPORATION

         The undersigned certify that:

1. They are the President and the Secretary, respectively, of Sonicport, Inc.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

           "The name of this corporation shall be: US Dataworks, Inc."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors and a majority of the shareholders of this corporation.

         We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  March 26, 2002



                                       /s/ Charles Ramey
                                       ----------------------------------------
                                       Charles Ramey, President and Chief
                                       Executive Officer

                                       /s/ Richard Shapiro
                                       ----------------------------------------
                                       Richard Shapiro, Secretary